SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
December 27, 2002
KENTUCKY ELECTRIC STEEL, INC.
 (Exact Name of Registrant as Specified in its Charter)





Delaware

(State or Other
Jurisdiction of
Incorporation)
0-22416

(Commission File Number)
61-1244541

(IRS Employer
Identification Number)
P.O. Box 3500
Ashland, Kentucky 41105-3500
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (606) 929-1222




Item 5.  Other Events

	On December 27, 2002 Kentucky Electric Steel, Inc. made an announcement regarding preparation and implementation of a plan to shut down the Company's production facilities. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.  Financial Statements and Exhibits

(c)   The following exhibit is filed as part of this report on Form 8-
K.

Exhibit

Number

Description




99.1
Press Release issued by the Registrant dated December 27,
2002











SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY ELECTRIC STEEL, INC.


Date: January 2, 2003		By:	/s/ William J. Jessie
						Name:	William J. Jessie
Title:  Vice President - Finance,
Secretary, Treasurer and
Chief Financial Officer

Exhibit 99.1


Kentucky Electric Steel, Inc.
P. O. Box 3500 - Ashland, Kentucky - 41105-3500 - 606/929/1222



FOR IMMEDIATE RELEASE - December 27, 2002                 TRADED:  NASDAQ
            SYMBOL:  KESI

Contact:	Mr. William H. Gerak
	Vice President


KENTUCKY  ELECTRIC  STEEL,  INC.  MAKES ANNOUNCEMENT

       Ashland, Kentucky -- Kentucky Electric Steel, Inc. announced today that its Board of Directors has instructed management to prepare and implement a plan to shut down the Company's production facilities. In the absence of a significant, near-term improvement in the Company's financial circumstances, it is expected that this shutdown will be permanent. In connection with this shutdown, the Company has issued a WARN Act notice to its workforce pursuant to the Worker Adjustment and Retraining Notification Act. At the present time, the Company will continue shipping products to customers from its finished goods inventory.

	Kentucky Electric Steel, Inc. is a publicly held company which operates a specialty steel mini-mill, manufacturing special quality steel bar flats for the leaf-spring suspension, cold drawn bar conversion, truck trailer support beam, and steel service center markets. Kentucky Electric Steel, Inc.'s common stock (symbol: KESI) is traded on the NASDAQ Small Cap Market.

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to economic uncertainty, the effects of vigorous competition, the impact of technological change on the steel business, and regulatory risks. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.






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